Exhibit 99.1

Wayfair Announces Fourth Quarter and Full Year 2016 Results

Q4 Direct Retail Net Revenue Growth of 40% Year over Year to $959 million
Q4 Total Net Revenue Growth of 33% Year over Year to $985 million
Full Year 2016 Total Net Revenue Growth of 50% to $3.4 billion
8.3 million Active Customers, up 54% Year over Year

BOSTON, MA — February 23, 2017 — Wayfair Inc. (NYSE: W), one of the world’s largest online destinations for the home, today reported financial results for its fourth quarter and full year ended December 31, 2016. Beginning in the fourth quarter of 2016, Wayfair changed its operating and reportable segments from one segment to two segments, U.S. and International.
Fourth Quarter 2016 Financial Highlights

•	Direct Retail net revenue, consisting of sales generated primarily through Wayfair's five sites, increased $273.4 million to $959.0 million, up 39.9% year over year

•	Total net revenue increased $244.8 million to $984.6 million, up 33.1% year over year

•	Gross profit was $238.6 million or 24.2% of total net revenue

•	GAAP net loss was $44.0 million

•	Adjusted EBITDA was $(12.0) million or (1.2)% of total net revenue

•	GAAP basic and diluted net loss per share was $0.51

•	Non-GAAP diluted net loss per share was $0.34

•	Non-GAAP free cash flow was $48.7 million

•	At the end of the fourth quarter, cash, cash equivalents, and short-term and long-term investments totaled $379.6 million
Full Year 2016 Financial Highlights

•	Direct Retail net revenue increased $1.2 billion to $3.3 billion, up 59.7% year over year

•	Total net revenue increased $1.1 billion to $3.4 billion, up 50.2% year over year

•	GAAP net loss was $194.4 million

•	Adjusted EBITDA was $(88.7) million or (2.6)% of total net revenue

•	Non-GAAP free cash flow was $(65.3) million
"We are extremely pleased to report yet another year of exceptional growth with total net revenue up $1.1 billion to $3.4 billion in 2016," said Niraj Shah, CEO, co-founder and co-chairman, Wayfair. "As we continue to rapidly gain market share in the approximately $600 billion home category across North America and Europe, we are reaping the gains from the large, long-term investments we have been making over the past few years. Our largest investment is in our international business in Canada, the United Kingdom and Germany, where we are starting to see real traction and increased brand awareness. In the U.S., we are also investing in our proprietary logistics network, including CastleGate and the Wayfair Delivery Network, as well as in newer categories, such as home improvement and housewares. Even with this substantial ongoing investment in our U.S. business, the U.S. business continues to deliver strong results. In 2017, our team will continue to innovate at a rapid speed to deliver on a number of strategic initiatives that will solidly reinforce Wayfair’s leadership position as the best place to shop for home."

Other Fourth Quarter Highlights

•	The number of active customers in our Direct Retail business reached 8.3 million as of December 31, 2016, an increase of 53.9% year over year

•	LTM net revenue per active customer was $395 as of December 31, 2016, an increase of 3.7% year over year

•	Orders per customer, measured as LTM orders divided by active customers, was 1.70 for the fourth quarter, down from 1.71 year over year

•	Repeat customers placed 58.0% of total orders in the fourth quarter of 2016, compared to 54.3% in the fourth quarter of 2015

•	Repeat customers placed 2.7 million orders in the fourth quarter of 2016, an increase of 63.1% year over year

•	Orders delivered in the fourth quarter of 2016 were 4.7 million, an increase of 52.8% year over year

•	Average order value was $203 for the fourth quarter of 2016, compared to $222 in the fourth quarter of 2015

•	In the fourth quarter of 2016, 43.3% of total orders delivered for our Direct Retail business were placed via a mobile device, compared to 36.4% in the fourth quarter of 2015
Webcast and Conference Call
Wayfair will host a conference call and webcast to discuss its fourth quarter and full year 2016 financial results today at 8 a.m. (ET). Investors and participants can access the call by dialing (877) 201-0168 in the U.S. and (647) 788-4901 internationally. The passcode for the conference line is 48296007. The call will also be available via live webcast at investor.wayfair.com along with supporting slides. An archive of the webcast conference call will be available shortly after the call ends. The archived webcast will be available at investor.wayfair.com.
About Wayfair
Wayfair Inc. offers an extensive selection of home furnishings and décor across all styles and price points. The Wayfair family of sites includes:

•	Wayfair, an online destination for all things home

•	Joss & Main, where beautiful furniture and finds meet irresistible savings

•	AllModern, your home for affordable modern design

•	DwellStudio, a design house with a decidedly modern vibe

•	Birch Lane, a collection of classic furnishings and timeless home décor
Wayfair generated $3.38 billion in net revenue for full year 2016. Headquartered in Boston, Massachusetts with operations throughout North America and Europe, the company employs more than 5,600 people.
Media Relations Contact:
Jane Carpenter, 617-502-7595
PR@wayfair.com

Investor Relations Contact:
Julia Donnelly
IR@wayfair.com
Forward-Looking Statements
This press release contains forward-looking statements. All statements other than statements of historical fact contained in this press release, including statements regarding our future results of operations and financial position, business strategy and plans and objectives of management for future operations, are forward-looking statements. In some cases, you can identify forward-looking statements by terms such as "may," "will," "should," "expects," "plans," "anticipates," "could," "intends," "target," "projects," "contemplates," "believes," "estimates," "predicts," "potential" or "continue" or the negative of these terms or other similar expressions.

Forward-looking statements are based on current expectations of future events. We cannot guarantee that any forward-looking statement will be accurate, although we believe that we have been reasonable in our expectations and assumptions. Investors should realize that if underlying assumptions prove inaccurate or that known or unknown risks or uncertainties materialize, actual results could vary materially from our expectations and projections. Investors are therefore cautioned not to place undue reliance on any forward-looking statements. These forward-looking statements speak only as of the date of this press release and, except as required by applicable law, we undertake no obligation to publicly update or revise any forward-looking statements contained herein, whether as a result of any new information, future events or otherwise.
Non-GAAP Financial Measures
To supplement Wayfair’s unaudited consolidated and condensed financial statements presented in accordance with generally accepted accounting principles ("GAAP"), this earnings release and the accompanying tables and the related earnings conference call contain certain non-GAAP financial measures, including Adjusted EBITDA, Adjusted EBITDA as a percentage of total net revenue ("Adjusted EBITDA Margin"), free cash flow and non-GAAP net loss and diluted net loss per share. Wayfair uses these non-GAAP financial measures internally in analyzing its financial results and believes they are useful to investors, as a supplement to GAAP measures, in evaluating Wayfair’s ongoing operational performance. Wayfair has provided a reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measure in this earnings release.
Adjusted EBITDA and Adjusted EBITDA Margin are non-GAAP financial measures that are calculated as loss before depreciation and amortization, equity-based compensation and related taxes, interest and other income and expense, (benefit from) provision for income taxes, and non-recurring items. Wayfair has included Adjusted EBITDA and Adjusted EBITDA Margin in this earnings release because they are key measures used by its management and its board of directors to evaluate its operating performance, generate future operating plans and make strategic decisions regarding the allocation of capital. In particular, the exclusion of certain expenses in calculating Adjusted EBITDA and Adjusted EBITDA Margin facilitate operating performance comparisons on a period-to-period basis and, in the case of exclusion of the impact of equity-based compensation and related taxes, excludes an item that we do not consider to be indicative of our core operating performance. Investors should, however, understand that equity-based compensation will be a significant recurring expense in our business and an important part of the compensation provided to our employees. Accordingly, Wayfair believes that Adjusted EBITDA and Adjusted EBITDA Margin provide useful information to investors and others in understanding and evaluating our operating results in the same manner as our management and board of directors.
Free cash flow is a non-GAAP financial measure that is calculated as net cash (used in) provided by operating activities less net cash used to purchase property and equipment and site and software development costs. Wayfair believes free cash flow is an important indicator of Wayfair’s business performance, as it measures the amount of cash it generates. Accordingly, Wayfair believes that free cash flow provides useful information to investors and others in understanding and evaluating its operating results in the same manner as its management.
Non-GAAP diluted net loss per share is a non-GAAP financial measure that is calculated as GAAP net loss plus equity-based compensation and related taxes, (benefit from) provision for income taxes, and non-recurring items divided by weighted average shares. Wayfair believes that adding back equity-based compensation expense and related taxes and (benefit from) provision for income taxes, and non-recurring items as adjustments to its GAAP diluted net loss before calculating per share amounts for all periods presented provides a more meaningful comparison between our operating results from period to period.
Wayfair does not itself, nor does it suggest that investors should, consider such non-GAAP financial measures in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors should also note that the non-GAAP financial measures used by Wayfair may not be the same non-GAAP financial measures, and may not be calculated in the same manner, as that of other companies, including other companies in its industry.

The following table reflects the reconciliation of net loss to Adjusted EBITDA and Adjusted EBITDA Margin for each of the periods indicated (in thousands):

	Three months ended December 31,		Year Ended December 31,
	2016	2015	2016	2015
Reconciliation of Adjusted EBITDA
Net loss	$(43,956)	$(15,495)	$(194,375)	$(77,443)
Depreciation and amortization	17,044	9,095	55,572	32,446
Equity based compensation and related taxes	14,688	9,727	51,953	32,975
Interest expense (income), net	97	(387)	(694)	(1,284)
Other expense (income), net	48	(176)	(1,756)	(2,718)
Provision for income taxes	53	64	608	95
Adjusted EBITDA	$(12,026)	$2,828	$(88,692)	$(15,929)

Net revenue	$984,559	$739,790	$3,380,360	$2,249,885
Adjusted EBITDA Margin	(1.2)%	0.4%	(2.6)%	(0.7)%
The following table presents Adjusted EBITDA attributable to our segments, and the reconciliation of net loss to consolidated Adjusted EBITDA is presented in the preceding table (in thousands):

	Three months ended December 31,		Year Ended December 31,
	2016	2015	2016	2015
Segment Adjusted EBITDA
U.S.	$11,992	$17,927	$176	$30,985
International	(24,018)	(15,099)	(88,868)	(46,914)
Adjusted EBITDA	$(12,026)	$2,828	$(88,692)	$(15,929)

A reconciliation of GAAP net loss to non-GAAP diluted net loss, the most directly comparable GAAP financial measure, in order to calculate non-GAAP diluted net loss per share, is as follows (in thousands, except per share data):

	Three months ended December 31,		Year Ended December 31,
	2016	2015	2016	2015
Net loss	$(43,956)	$(15,495)	$(194,375)	$(77,443)
Equity based compensation and related taxes	14,688	9,727	51,953	32,975
Provision for income taxes	53	64	608	95
Other (1)	—	—	—	(2,997)
Non-GAAP net loss	$(29,215)	$(5,704)	$(141,814)	$(47,370)
Non-GAAP net loss per share, basic and diluted	$(0.34)	$(0.07)	$(1.67)	$(0.57)
Weighted average common shares outstanding, basic and diluted	85,567	84,191	84,977	83,726
(1) In the three months and year ended December 31, 2015, we recorded zero and a $3.0 million gain, respectively, from the sale of our Australian business. Because the sale was unrelated to current operations, non-recurring, and neither comparable to current periods or predictive of future results, we have chosen to exclude it from the non-GAAP net loss in evaluating management performance. We recorded this expense in "Other (expense) income, net" in the unaudited consolidated and condensed statements of operations.

The following table presents a reconciliation of free cash flow to net cash provided by operating activities for each of the periods indicated (in thousands):

	Three months ended December 31,		Year Ended December 31,
	2016	2015	2016	2015
Net cash provided by operating activities	$73,494	$90,366	$62,814	$135,121
Purchase of property, and equipment	(14,863)	(7,953)	(96,707)	(44,648)
Site and software development costs	(9,935)	(4,429)	(31,379)	(17,536)
Free cash flow	$48,696	$77,984	$(65,272)	$72,937

Key Financial and Operating Metrics (in thousands, except LTM Net Revenue per Active Customer and Average Order Value)

	Three months ended December 31,		Year Ended December 31,
	2016	2015	2016	2015
Consolidated Financial Metrics
Net Revenue	$984,559	$739,790	$3,380,360	$2,249,885
Adjusted EBITDA	$(12,026)	$2,828	$(88,692)	$(15,929)
Free cash flow	$48,696	$77,984	$(65,272)	$72,937
Direct Retail Financial and Operating Metrics
Direct Retail Net Revenue	$959,008	$685,575	$3,258,909	$2,040,238
Active Customers	8,250	5,360	8,250	5,360
LTM Net Revenue per Active Customer	$395	$381	$395	$381
Orders Delivered	4,722	3,091	14,064	9,170
Average Order Value	$203	$222	$232	$222

Quarterly Financial Metrics
The following tables set forth selected financial quarterly metrics and other financial and operations data for the eight quarters ended December 31, 2016 (in thousands):

	Three months ended
	March 31, 2015	June 30, 2015	September 30, 2015	December 31, 2015	March 31, 2016	June 30, 2016	September 30, 2016	December 31, 2016
Segment Financial Metrics
U.S. Direct Retail Net Revenue	$351,313	$418,288	$521,848	$653,962	$672,700	$702,408	$759,674	$858,583
U.S. Other Net Revenue	$49,267	$46,379	$44,379	$50,056	$33,221	$30,265	$28,127	$25,519
U.S. Adjusted EBITDA	$(3,947)	$7,080	$9,925	$17,927	$(1,039)	$(2,920)	$(7,857)	$11,992
International Direct Retail Net Revenue	$18,082	$22,009	$23,123	$31,613	$39,146	$53,249	$72,724	$100,425
International Other Net Revenue	$5,709	$5,076	$4,622	$4,159	$2,281	$1,006	$1,000	$32
International Adjusted EBITDA	$(8,393)	$(12,052)	$(11,370)	$(15,099)	$(19,921)	$(21,937)	$(22,992)	$(24,018)
The following table reflects the reconciliation of net loss to Adjusted EBITDA for each of the periods indicated (in thousands):

	Three months ended
	March 31, 2015	June 30, 2015	September 30, 2015	December 31, 2015	March 31, 2016	June 30, 2016	September 30, 2016	December 31, 2016
Net loss	$(27,136)	$(19,334)	$(15,478)	$(15,495)	$(41,205)	$(48,274)	$(60,940)	$(43,956)
Depreciation and amortization	6,744	7,400	9,207	9,095	10,487	12,578	15,463	17,044
Equity based compensation and related taxes	8,162	7,101	7,985	9,727	10,662	11,295	15,308	14,688
Interest (income) expense, net	(264)	(308)	(325)	(387)	(552)	(531)	292	97
Other expense (income), net	108	96	(2,746)	(176)	(669)	(246)	(889)	48
Provision for (benefit from) income taxes	46	73	(88)	64	317	321	(83)	53
Adjusted EBITDA	$(12,340)	$(4,972)	$(1,445)	$2,828	$(20,960)	$(24,857)	$(30,849)	$(12,026)

WAYFAIR INC.

CONSOLIDATED AND CONDENSED BALANCE SHEETS
(In thousands, except share and per share data)
(Unaudited)

	December 31,
	2016	2015
Assets
Current assets
Cash and cash equivalents	$279,840	$334,176
Short-term investments	68,743	51,895
Accounts receivable, net of allowance of $3,115 and $2,767 at December 31, 2016 and December 31, 2015, respectively	19,113	9,906
Inventories	18,550	19,900
Prepaid expenses and other current assets	90,845	76,446
Total current assets	477,091	492,323
Property and equipment, net	239,354	112,325
Goodwill and intangible assets, net	4,230	3,702
Long-term investments	30,967	79,883
Other noncurrent assets	10,041	6,348
Total assets	$761,683	$694,581
Liabilities and Stockholders' Equity
Current liabilities
Accounts payable	$379,493	$270,913
Accrued expenses	67,807	51,560
Deferred revenue	65,892	50,884
Other current liabilities	44,028	23,669
Total current liabilities	557,220	397,026
Lease financing obligation	28,900	—
Other liabilities	96,179	55,010
Total liabilities	682,299	452,036

Convertible preferred stock, $0.001 par value per share: 10,000,000 shares authorized and none issued at December 31, 2016 and December 31, 2015	—	—
Stockholders’ equity:
Class A common stock, par value $0.001 per share, 500,000,000 shares authorized, 49,945,202 and 45,814,237 shares issued and outstanding at December 31, 2016 and December 31, 2015, respectively	50	46
Class B common stock, par value $0.001 per share, 164,000,000 shares authorized, 35,885,692 and 38,496,562 shares issued and outstanding at December 31, 2016 and December 31, 2015, respectively	36	38
Additional paid-in capital	409,225	378,162
Accumulated deficit	(329,940)	(135,565)
Accumulated other comprehensive gain (loss)	13	(136)
Total stockholders' equity	79,384	242,545
Total liabilities and stockholders' equity	$761,683	$694,581

WAYFAIR INC.

CONSOLIDATED AND CONDENSED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(Unaudited)

	Three months ended December 31,		Year Ended December 31,
	2016	2015	2016	2015
Net revenue	$984,559	$739,790	$3,380,360	$2,249,885
Cost of goods sold (1)	745,979	564,088	2,572,549	1,709,161
Gross profit	238,580	175,702	807,811	540,724
Operating expenses:
Customer service and merchant fees (1)	36,597	25,813	127,883	81,230
Advertising	115,689	87,975	409,125	278,224
Merchandising, marketing and sales (1)	47,856	32,018	177,535	106,149
Operations, technology, general and administrative (1)	82,196	45,890	289,485	156,471
Total operating expenses	282,338	191,696	1,004,028	622,074
Loss from operations	(43,758)	(15,994)	(196,217)	(81,350)
Interest (expense) income, net	(97)	387	694	1,284
Other (expense) income, net	(48)	176	1,756	2,718
Loss before income taxes	(43,903)	(15,431)	(193,767)	(77,348)
Provision for income taxes	53	64	608	95
Net loss	$(43,956)	$(15,495)	$(194,375)	$(77,443)
Net loss per share, basic and diluted	$(0.51)	$(0.18)	$(2.29)	$(0.92)
Weighted average number of common stock outstanding used in computer per share amounts, basic and diluted	85,567	84,191	84,977	83,726

(1) Includes equity based compensation and related taxes as follows:

Cost of goods sold	$117	$34	$474	$280
Customer service and merchant fees	620	264	2,108	1,007
Merchandising, marketing and sales	7,398	4,952	24,308	15,436
Operations, technology, general and administrative	6,553	4,477	25,063	16,252
	$14,688	$9,727	$51,953	$32,975

WAYFAIR INC.

CONSOLIDATED AND CONDENSED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Year Ended December 31,
	2016	2015
Cash flows from operating activities
Net loss	$(194,375)	$(77,443)
Adjustments to reconcile net loss to net cash used in operating activities
Depreciation and amortization	55,572	32,446
Equity based compensation	49,402	31,015
Gain on sale of a business	—	(2,997)
Other non-cash adjustments	331	3,027
Changes in operating assets and liabilities:
Accounts receivable	(9,217)	(4,033)
Inventories	1,351	(131)
Prepaid expenses and other current assets	(16,179)	(29,513)
Accounts payable and accrued expenses	126,013	135,855
Deferred revenue and other liabilities	51,914	47,031
Other assets	(1,998)	(136)
Net cash provided by operating activities	62,814	135,121

Cash flows from investing activities
Purchase of short-term and long-term investments	(88,112)	(207,303)
Sale and maturities of short-term investments	119,810	133,596
Purchase of property and equipment	(96,707)	(44,648)
Site and software development costs	(31,379)	(17,536)
Cash received from the sale of a business (net of cash sold)	1,508	2,860
Other investing activities, net	(1,000)	(4,697)
Net cash used in investing activities	(95,880)	(137,728)

Cash flows from financing activities
Taxes paid related to net share settlement of equity awards	(21,092)	(19,111)
Net proceeds from exercise of stock options	209	495
Net cash used in financing activities	(20,883)	(18,616)
Effect of exchange rate changes on cash and cash equivalents	(387)	(460)
Net decrease in cash and cash equivalents	(54,336)	(21,683)
Cash and cash equivalents
Beginning of year	334,176	355,859
End of year	$279,840	$334,176